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                                                           EXHIBIT 99.2


                                REVOCABLE PROXY
                          FIRST PLACE FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 16, 2000
                            10:00 A.M. EASTERN TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of the Board of Directors of First Place Financial Corp. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on November 16, 2000, at 10:00 a.m. Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio, and at any and all adjournments thereof, as set forth on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
           _________________________________________________________
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[X] Please mark your votes as indicated

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES
                        AND "FOR" EACH OF THE PROPOSALS.


1. The adoption of the Agreement and Plan of Merger, dated as of May 23, 2000, by and between First Place Financial Corp. ("First Place") and FFY Financial Corp. ("FFY Financial") and the consumation of the transactions contemplated thereby, including the merger of FFY Financial with and into First Place and the issuance of First Place Common Stock to holders of FFY Financial Common Stock.

          FOR [ ]           AGAINST [ ]          ABSTAIN [ ]

2. The election as directors of all nominees listed (except as marked to the contrary below).

          FOR [ ]           VOTE WITHHELD [ ]

          Robert P. Grace, Thomas M. Humphries and Robert S. McGeough

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

             _________________________________________________________

3. The ratification of the appointment of Crowe, Chizek and Company, LLP, as independent auditors of First Place for the fiscal year ending June 30, 2001.

           FOR [ ]           AGAINST [ ]          ABSTAIN [ ]

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated October 13, 2000 relating to the Annual Meeting.

    PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

Signature of Stockholder _________________________   Date_________________

Signature of Stockholder _________________________   Date_________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

           _________________________________________________________
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